UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE QUIGLEY CORPORATION

(Name of Registrant as Specified in Its Charter)

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On or about April 2, 2010, The Quigley Corporation (the “Company”) furnished or otherwise made available to stockholders its Proxy Statement describing the matters to be voted upon at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at The Aldie Mansion, 85 Old Dublin Pike, Doylestown, PA 18901, on Wednesday, May 5, 2010 at 4:00 p.m., local time.

At the Annual Meeting, stockholders are being asked, among other things, to vote on a proposal to ratify The Quigley Corporation 2010 Directors’ Equity Compensation Plan (the “Directors’ Plan”) (identified as Proposal 5 in the Proxy Statement).

Following our review of the recently published analysis of this proposal by a leading proxy advisory firm and in order to facilitate stockholder approval of the Directors’ Plan, the Board has agreed, in consultation with the proxy advisory firm, that, if the Directors’ Plan is approved by stockholders at the Annual Meeting, the Board will approve, immediately following the Annual Meeting, an amendment to the Directors’ Plan that will provide for certain prohibitions on repricings of awards issued under the plan. Specifically, the amendment would amend Section 4 of the Directors’ Plan by deleting the seventh sentence from said Section and replacing in lieu thereof the following sentence:

“Awards may, in the discretion of the Committee, be awarded under the Plan in assumption of, or in substitution for, outstanding Awards previously granted by the Company, any of its Affiliates or any of their respective predecessors, or any entity acquired by the Company or with which the Company combines; provided however, subject to Section 8 hereof, that without stockholder approval (i) the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options and (ii) outstanding Options may not be cancelled in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options.”

Important Additional Information

The Quigley Corporation (the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on April 2, 2010 in connection with its 2010 Annual Meeting of Stockholders and began the process of mailing the definitive proxy statement and a proxy card to stockholders. The Company’s stockholders are strongly advised to read the Company’s proxy statement as it contains important information. Stockholders may obtain an additional copy of the definitive proxy statement and any other documents filed by the Company with the SEC for free at the SEC’s website at http://www.sec.gov. Copies of the definitive proxy statement are available for free at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=07814.

Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” and involve known and unknown risk, uncertainties and other factors that may cause the Company’s actual performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statement. Factors that impact such forward-looking statements include, among others, changes in worldwide general economic conditions; government regulations; the ability of our new management to successfully implement our business plan and strategy; our ability to fund our operations including the cost and availability of capital and credit; our ability to compete effectively including our ability to maintain and increase our market share in the markets in which we do business; and our dependence on sales from our main product, Cold-EEZE®, and our ability to successfully develop and commercialize new products.